UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Phathom Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Phathom Pharmaceuticals, Inc. The annual meeting will be held on May 25, 2023 at 11:30 a.m., Eastern Time. We will hold our annual meeting solely online via the Internet through a live webcast. We have designed the virtual format for ease of stockholder access and participation. Using online stockholder tools, stockholders may vote and submit questions online during the meeting by following the instructions in the accompanying materials. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.

It is important that you be represented at the annual meeting regardless of the number of shares you own. Whether or not you plan to attend the meeting online, we urge you to vote as soon as possible. You may vote by marking, signing and dating your proxy card and returning it in the envelope provided. Alternatively, you may vote over the Internet or by telephone. Voting over the Internet, by telephone or by written proxy will not prevent you from voting by attending online but will ensure that your vote is counted if you are unable to attend. Please review the instructions on the proxy card regarding each of these voting options.

Your continued support of and interest in Phathom Pharmaceuticals, Inc. are sincerely appreciated.

Sincerely,

Terrie Curran
President, Chief Executive Officer and Director

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100 Campus Drive, Suite 102

Florham Park, NJ 07932

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

DATE & TIME:	May 25, 2023 at 11:30 a.m., Eastern Time.
PLACE:

This year’s Annual Meeting will be a virtual meeting, which will be conducted only via live webcast. Stockholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PHAT2023. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.

ITEMS OF BUSINESS:

(1) To elect two directors to serve as Class I directors for a three-year term to expire at the 2026 annual meeting of stockholders; (2) To ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (3) To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company; and (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	You are entitled to vote at the annual meeting or any adjournment of that meeting only if you were a stockholder at the close of business on March 30, 2023.
VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the information in the proxy statement and the instructions on the proxy card.

STOCKHOLDER LIST:

A list of such stockholders will be available for inspection by any stockholder during the period from two business days after the date hereof through the Annual Meeting at http://www.virtualshareholdermeeting.com/PHAT2023.

BY ORDER OF THE BOARD

OF DIRECTORS,

Larry Miller

General Counsel & Secretary

Florham Park, New Jersey

April 13, 2023

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

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iii

100 Campus Drive, Suite 102

Florham Park, NJ 07932

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 25, 2023

The board of directors of Phathom Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders, including at any adjournments or postponements of the meeting, to be held virtually at www.virtualshareholdermeeting.com/PHAT2023, on May 25, 2023 at 11:30 a.m., Eastern Time.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Accordingly, we have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies and we are not required to include a Compensation Discussion and Analysis section in this proxy statement. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 25, 2023:

This proxy statement and our Annual Report on Form 10-K are available electronically at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2023 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone or by completing, signing and returning the enclosed proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

We intend to mail the Notice of Internet Availability of Proxy Materials on or before April 13, 2023, to all stockholders of record entitled to vote at the annual meeting. You will need the 16‐digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace technology and provide expanded access, improved communication and cost savings for our company and our stockholders. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting because our stockholders can participate from any location around the world with Internet access.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.

Only stockholders of record at the close of business on the record date for the 2023 annual meeting, March 30, 2023, are entitled to vote at the annual meeting. At the close of business on this record date, there were 43,602,984 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote your shares by proxy via the Internet by visiting www.proxyvote.com, by telephone or by mail. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). Whether or not you plan to participate in the virtual annual meeting, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the virtual annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting, but you will need the 16‐digit control number provided on the voting instructions that accompanied your proxy materials from your broker, bank or other agent.

What am I voting on?

There are three proposals scheduled for a vote:

Proposal 1: To elect two directors to serve as Class I directors for a three-year term.

Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Proposal 3: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to limit the liability of certain officers of the Company.

How many votes do I have?

Each share of our common stock that you own as of March 30, 2023, entitles you to one vote.

How do I vote?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to each of the remaining items, (i) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and (ii) the approval of the amendment to our Amended and Restated Certificate of Incorporation, you may vote “For,” “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy prior to the virtual annual meeting to ensure that your vote is counted.

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Via the Internet: You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 24, 2023.
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By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling (800) 690-6903, 24 hours a day, seven days a week. Have your proxy card available when you call and use the 16‐digit control number shown on your Notice of Internet Availability or your proxy card (if applicable). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2023.
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By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
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At the Virtual Annual Meeting: You may still attend the virtual annual meeting and vote during the meeting even if you have already voted by proxy. To vote during the meeting visit www.virtualshareholdermeeting.com/PHAT2023 on the day of the meeting; you will need the 16‐digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

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By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
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By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
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At the Virtual Annual Meeting: To vote at the virtual annual meeting, visit www.virtualshareholdermeeting.com/PHAT2023 on the day of the meeting; you will need the 16‐digit control number provided on the voting instructions that accompanied your proxy materials from your broker, bank or other agent. If you do not have a 16-digit control number, you will be able to join the virtual annual meeting as a “guest,” but will not be able to vote or ask questions at the meeting.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

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you may send in another signed proxy with a later date,
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you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted), or
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you may notify our corporate secretary, Larry Miller, at 100 Campus Drive, Suite 102, Florham Park, New Jersey 07932, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person (virtually) or by proxy, of holders representing a majority of our outstanding common stock as of March 30, 2023, or approximately 21,801,492 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Proposal 3: Approval of Amendment to Amended and Restated Certificate of Incorporation. Approval of Proposal 3 requires the affirmative vote of a majority of the shares outstanding and entitled to vote at the Annual Meeting. With respect to Proposal 3, stockholders may vote “For” or “Against” the proposal or may “Abstain” from voting on the proposal. Shares abstaining from voting on the proposal and broker non-votes will have the same effect as votes “Against” Proposal 3.

Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the annual meeting in accordance with the Board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?

Shares of common stock held by persons attending the virtual annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors and approval of an amendment to our Amended and Restated Certificate of Incorporation, which are considered non-routine matters, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

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“For” each of the nominees for election as director;
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“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
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“For” the approval of an amendment to our Amended and Restated Certification of Incorporation to limit the liability of certain officers of the Company.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 that we filed with the SEC on February 28, 2023, we will send you one without charge. Please write to:

Phathom Pharmaceuticals, Inc.

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors & Media—Financials & Filings—SEC Filings” section of our website at www.phathompharma.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. The composition of our board of directors is as follows: Class I consists of Terrie Curran and Mark Stenhouse; Class II consists of Michael F. Cola, Frank Karbe and Asit Parikh, M.D., Ph.D.; and Class III consists of Heidi Kunz, David Socks and James Topper, M.D., Ph.D.

At this meeting, two nominees for director are to be elected as Class I directors for a three-year term expiring at our 2026 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Terrie Curran and Mark Stenhouse. The Class II directors have one year remaining on their terms of office and the Class III directors have two years remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Ms. Curran and Mr. Stenhouse, or if either Ms. Curran or Mr. Stenhouse is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Each of Ms. Curran and Mr. Stenhouse is currently a member of our board of directors.

All of our directors bring to the board of directors’ significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2026 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Terrie Curran	54	President, Chief Executive Officer and Director
Mark Stenhouse	56	Director

Terrie Curran has served as a member of our board of directors since August 2019. On December 2, 2019, as part of a planned transition, Ms. Curran succeeded Mr. Socks as Chief Executive Officer. Ms. Curran previously served as the President, Global Inflammation and Immunology Franchise at Celgene Corporation and a member of its Executive Committee from April 2017 until November 2019. Ms. Curran joined Celgene in 2013 as the U.S. Commercial Head of the I&I Franchise and built the capabilities and recruited the teams that executed the successful launch of OTEZLA, before becoming Head of Worldwide Markets. Prior to joining Celgene, she served as Senior Vice President and General Manager - Global Women’s Health at Merck & Co. Before joining Merck, Ms. Curran held a number of Country General Manager positions at Schering-Plough and Pharmacia across Europe and Asia Pacific. She currently serves on the board of Arcutis Biotherapeutics, a biotechnology company, and previously served on the boards of Myovant Sciences Ltd. and H. Lundbeck A/S, a global pharmaceutical company. Ms. Curran holds a Graduate Diploma of Marketing and a Bachelor of Applied Science (B.A.S.) from the University of Technology, Sydney. Ms. Curran’s knowledge of our business and extensive biopharmaceutical industry experience contributed to our board of directors’ conclusion that she should serve as a director of our company.

Mark Stenhouse has served on our board of directors since March 2020. Mr. Stenhouse has served as the Chief Operating Officer of Prometheus Biosciences since March 2021, and previously served as General Manager, Screening Business Unit at Exact Sciences Corporation, a biotechnology company, from April 2018 to January 2021. From October 2016 until March 2018, Mr. Stenhouse served as Vice President, U.S. Immunology of AbbVie, Inc., a biopharmaceutical company, where he oversaw U.S. expansion into the immunology marketplace. From April 2010 until September 2016, Mr. Stenhouse served as Vice President and Vice President/General Manager, U.S. Immunology—Gastroenterology Franchise at AbbVie. From September 2006 through March 2010, Mr. Stenhouse held various senior management, marketing and sales positions within Abbott Laboratories’ U.S. Immunology division. Mr. Stenhouse earned a bachelor’s degree in business administration from the College of Charleston. Mr. Stenhouse’s executive experience in the biopharmaceutical industry and knowledge of our business contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2024 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Michael F. Cola	63	Director
Frank Karbe	54	Director
Asit Parikh, M.D., Ph.D.	51	Director

Michael F. Cola has served as a member of our board of directors since September 2019, and as Chairman of our Board since February 2022. Mr. Cola served as Chief Executive Officer of Avalo Therapeutics (formerly, Cerecor Inc.) since its acquisition of Aevi Genomic Medicine, Inc. in February 2020 until February 2022. Prior to the acquisition, Mr. Cola had served as Chief Executive Officer and President of Aevi Genomic Medicine, Inc. since September 2013. Mr. Cola served as President of Shire plc’s Specialty Pharmaceuticals business from 2007 until April 2012. Mr. Cola joined Shire in July 2005 as Executive Vice President for Global Therapeutic Business Units and Portfolio Management prior to being named President of the Specialty Pharmaceuticals business. Prior to joining Shire, Mr. Cola spent more than five years at Safeguard Scientifics, where he served as President of the Life Sciences Group. As part of his role with Safeguard Scientifics, Mr. Cola served as Chairman and CEO of Clarient, a cancer diagnostics company, and chairman of Laureate Pharma, a full service contract manufacturing organization serving research based biologics companies. Prior to joining Safeguard Scientifics, Mr. Cola held senior positions of increasing responsibility in product development and commercialization at AstraMerck, and later with AstraZeneca. Mr. Cola currently serves on the board of directors of Sage Therapeutics, Inc. Mr. Cola received his Bachelor of Arts degree in biology and physics from Ursinus College and his Master of Science degree in biomedical science from Drexel University. Mr. Cola’s executive experience in the biopharmaceutical industry, knowledge of our business and service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Frank Karbe joined our board of directors in April 2022. In June 2022, Mr. Karbe was appointed Chief Executive Officer and a director of Better Therapeutics, Inc. Previously, Mr. Karbe served as the Principal Financial and Accounting Officer of Myovant Sciences, Inc. from September 2016 to August 2021. Mr. Karbe was appointed as Myovant’s Chief Financial Officer in April 2017 and was subsequently appointed as President and Chief Financial Officer in February 2020. From September 2014 to July 2016, Mr. Karbe served as President of The Color Run, a global mass participation events platform. From January 2004 to June 2014, Mr. Karbe was the Executive Vice President and Chief Financial Officer of Exelixis, Inc., a biotechnology company. Prior to joining Exelixis in 2004, Mr. Karbe worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group advising clients on corporate finance and mergers and acquisitions. Prior to joining Goldman Sachs in 1997, Mr. Karbe held various positions in the finance department of The Royal Dutch/Shell Group in Europe. Mr. Karbe served as a director of Aduro Biotech, Inc. from April 2019 to October 2020 when Aduro Biotech was merged with Chinook Therapeutics, Inc. Mr. Karbe also served as a director of Arbutus Biopharma Corporation from 2010 to 2018. Mr. Karbe received his Diplom Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany. Mr. Karbe’s extensive experience as a chief financial and accounting officer and service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Asit Parikh, M.D., Ph.D. joined our board of directors in December 2019. Dr. Parikh has served as the Chief Executive Officer of MOMA Therapeutics since April 2021. From October 2014 through March 2021, Dr. Parikh served as the Senior Vice President and head of the Gastrointestinal Therapeutic Area Unit at Takeda Pharmaceuticals. Prior to that, Dr. Parikh served in various positions at Takeda since 2006. Dr. Parikh received a bachelor’s degree in Biochemistry and Molecular Biology from Northwestern University and an M.D. and Ph.D. in Biochemistry and Molecular Biology from Vanderbilt University School of Medicine. He completed his internal medicine residency at the University of Pennsylvania and completed specialty training in gastroenterology at the Massachusetts General Hospital. He also completed postdoctoral work in cancer biology at Massachusetts Institute of Technology. Dr. Parikh’s extensive knowledge of our business and prior oversight of the Takeda team bringing vonoprazan to the Japanese market in seven indications contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2025 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Heidi Kunz	68	Director
David Socks	48	Director
James Topper, M.D., Ph.D.	61	Director

Heidi Kunz has served as a member of our board of directors since September 2019. Ms. Kunz served as Executive Vice President and Chief Financial Officer of Blue Shield of California from September 2003 until her retirement in December 2012. Prior to joining Blue Shield of California, she served as Executive Vice President and Chief Financial Officer of Gap, Inc. from 1999 to January 2003. From 1995 to 1999, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. She has also held senior financial management positions at General Motors Corporation, including Vice President and Treasurer during her 16-year tenure from 1979 to 1995. Ms. Kunz currently serves as a director of Agilent Technologies Inc., a global scientific instrument manufacturing and clinical diagnostics company, and Icosavax, Inc., a public biotechnology company, and previously served as a director of Avanos Medical, Inc., a public medical device company and Financial Engines, Inc., an investment advisement company. Ms. Kunz received an MBA in Finance and Accounting from Columbia Business School and a bachelor’s degree in Russian Language from Georgetown University. Ms. Kunz’s extensive experience as a chief financial officer and service as a director of other public companies contributed to our board of directors’ conclusion that she should serve as a director of our company.

David Socks is our co-founder and served as an executive from January 2018 to July 2020, as a strategic advisor since July 2020, and as a member of our board of directors since January 2018. Mr. Socks previously served as our Chief Executive Officer from January 2018 until December 2019 and as our interim Chief Financial Officer from December 2019 until his appointment as a strategic advisor in July 2020. Since February 2021, he has served as Chief Business Officer of HilleVax, Inc., where he also served as Chief Financial Officer from February 2021 until January 2023. Mr. Socks also serves as a director of Eleusis, Ltd. From August 2014 to September 2021, Mr. Socks was a Venture Partner at Frazier. In this capacity, he co-founded Arcutis, Inc., Nexcida Therapeutics, Inc., Outpost Medicine, LLC, Passage Bio, Inc., Recida Therapeutics, Inc., and Scout Bio, Inc. Mr. Socks served as Chief Executive Officer of Nexcida Therapeutics, Outpost Medicine, and Scout Bio. Prior to joining Frazier, Mr. Socks co-founded Incline Therapeutics, Inc. in 2010 and served as its President and Chief Operating Officer from 2010 until its sale to The Medicines Company in 2013. He also cofounded Cadence Pharmaceuticals, Inc. in 2004 and served as its Vice President of Business Development and then as its Senior Vice President, Corporate Development and Strategy from 2004 until 2010. From 2000 to 2004, Mr. Socks was a Venture Partner at Windamere Venture Partners, a venture capital firm founding and investing in early-stage life science companies Previously, he worked at Neurocrine Biosciences, EFO Holdings, L.P., an investment firm, and Kaiser Associates, Inc., a strategic management consulting firm. Mr. Socks holds a B.S. from Georgetown University and an MBA from Stanford University. Mr. Socks’ knowledge of our business and significant experience as a biopharmaceutical executive and board member, contributed to our board of directors’ conclusion that he should serve as a director of our company.

James Topper, M.D., Ph.D. has served as a member of our board of directors since September 2022 and he previously served as a member of our board of directors from January 2018 to May 2021. Since 2005, Dr. Topper has also served as the Managing General Partner at Frazier Life Sciences, or Frazier, a venture capital firm, with whom he served as a Partner from 2003 to 2005. Prior to that, from 2002 to 2003, Dr. Topper served as head of the Cardiovascular Research and Development Division at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Topper currently serves as a member of the board of directors of the following publicly traded companies: Alpine lmmune Sciences, Inc., a biotechnology company, since June 2016, AnaptysBio, Inc., a biotechnology company since 2007, and Frazier Lifesciences Acquisition Corporation since December 2020. Dr. Topper received a B.S. in Biology from the University of Michigan and an M.D. and a Ph.D. in Biophysics from the Stanford University School of Medicine. He did his postgraduate training in internal medicine and cardiovascular disease at the Brigham and Women’s Hospital in Boston and was board certified in both disciplines. Dr. Topper’s extensive service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Director Independence

Our board of directors currently consists of eight members. Our board of directors has determined that Mr. Cola, Mr. Karbe, Ms. Kunz, Dr. Parikh. Mr. Stenhouse and Dr. Topper are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently led by its chairman, Michael Cola. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention, cybersecurity, and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

Including telephonic meetings, our board of directors met fourteen times during fiscal year 2022. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Committees and Independence

Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

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appointing our independent registered public accounting firm;
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evaluating the qualifications, independence and performance of our independent registered public accounting firm;
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approving the audit and non-audit services to be performed by our independent registered public accounting firm;
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reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
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discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
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reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
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reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
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reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
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preparing the report from the committee that the SEC requires in our annual proxy statement;
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receiving periodic updates from management on our policies, processes, procedures and any significant developments related to the identification, mitigation and remediation of cybersecurity risks;
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reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
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reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Ms. Kunz, Mr. Cola, Mr. Karbe and Mr. Stenhouse. Ms. Kunz serves as the chairperson of the committee. The audit committee met five times during fiscal year 2022. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Kunz is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable

Nasdaq rules and regulations. Our board of directors has determined each of Ms. Kunz, Mr. Cola, Mr. Karbe and Mr. Stenhouse is independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee will review and evaluate periodically.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of equity awards under our equity plan. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Mr. Cola, Mr. Karbe, Mr. Stenhouse, and Dr. Parikh. The compensation committee met six times during fiscal year 2022. Mr. Cola serves as the chairperson of the committee. Our board of directors has determined that each member of our compensation committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee will review and evaluate periodically.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Mr. Cola, Mr. Karbe, Ms. Kunz, Dr. Parikh, Mr. Stenhouse, and Dr. Topper. Dr. Parikh serves as chairperson of the committee. The nominating and corporate governance committee met three times during fiscal year 2022. Our board has determined that each member of our nominating and corporate governance committee is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate periodically.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit

Committees. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2023.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Heidi Kunz (chairperson)
Michael F. Cola Frank Karbe Mark Stenhouse

Compensation Committee Interlocks and Insider Participation

Mr. Cola (chairperson), Mr. Karbe, Dr. Parikh, and Mr. Stenhouse served on our compensation committee during the 2022 fiscal year. None of the members of our compensation committee during the 2022 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

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personal and professional integrity, ethics and values;
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experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
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experience as a board member or executive officer of another publicly-held company;
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strong finance experience;
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diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
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diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
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experience relevant to our business industry and with relevant social policy concerns; and
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relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our Chief Executive Officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2024 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Diversity Matrix

The following Board Diversity Matrix presents our board of directors diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of April 13, 2023)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
Asian		1
White	2	5

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend, and one hundred percent of our directors attended our 2022 annual meeting.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932. The

corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics, as well as our corporate governance guidelines, audit committee charter, compensation committee charter and nominating and corporate governance committee charter, are available free of charge under the Corporate Governance section of our website at www.phathompharma.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932.

Director Compensation

Our non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $50,000 (increased from $40,000 effective May 25, 2022). Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $20,000, $15,000 and $10,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $10,000, $7,500 and $5,000, respectively. Additionally, the non-executive chairman of the board receive an additional annual retainer of $40,000. The non-employee directors also receive initial grants of options to purchase 20,000 shares of our common stock upon election to the board of directors, one-third of which will vest on the first anniversary of the grant date and the remainder of which will vest in quarterly installments over the following 24 months, and thereafter annual grants of options to purchase 15,000 shares (increased from 12,500 shares effective May 25, 2022) of our common stock, vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders, in each case, subject to the non-employee director continuing in service on our board of directors through such vesting date.

Compensation under our non-employee director compensation program is subject to the annual limits on non-employee director compensation set forth in our 2019 Incentive Award Plan, or 2019 Plan. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2019 Plan. As provided in the 2019 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table summarizes cash and stock compensation received by our non‑employee directors during the year ended December 31, 2022. Ms. Curran is not included in the following table as her compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below. Mr. Socks also served as a strategic advisor to the Company in 2022. We have described Mr. Socks’ compensation in his role as a non-employee strategic advisor in 2022 under the “All Other Compensation” column below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Michael F. Cola	104,606	65,543	—		170,149
Frank Karbe (2)	42,772	209,344	—		252,116
Heidi Kunz	70,833	65,543	—		136,376
Asit Parikh, M.D., Ph.D.	62,555	65,543	—		128,097
David Socks	45,833	65,543	12,950	(3)	124,326
Mark Stenhouse	63,333	65,543	—		128,876
James Topper, M.D., Ph.D.(4)	14,937	124,624	—		139,561

(1)
The amounts are valued based on the aggregate grant date fair value of the option award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See Note 7 to our financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non‑employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non‑employee director’s continued service on our board.
(2)
Mr. Karbe joined the board in April 2022.
(3)
Reflects compensation paid to Mr. Socks in 2022 for his service as a consultant.
(4)
Dr. Topper is one of the partners at Frazier Healthcare Ventures. The cash retainers payable to Dr. Topper were paid to Frazier Healthcare Ventures. Dr. Topper previously served as a member of the board until the 2021 annual meeting of stockholders and rejoined the board in September 2022.

The aggregate number of shares subject to stock options or restricted stock outstanding at December 31, 2022 for the individuals who served as non‑employee directors during 2022 was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2022	Number of Shares of Restricted Stock Outstanding at December 31, 2022
Michael F. Cola	80,860	—
Frank Karbe	30,000	—
Heidi Kunz	80,860	—
Asit Parikh, M.D., Ph.D.	35,000	—
David Socks	27,500	79,064	(1)
Mark Stenhouse	47,500	—
James Topper, M.D., Ph.D.	30,000	—

(1)
Represents restricted shares held by Mr. Socks, the vesting of which is governed by a stock restriction agreement executed in March 2019. The restricted shares reflected in the table above will vest in equal monthly installments through March 13, 2023, subject, in each case, to continued employment or status as a service provider. Any unvested shares held by Mr. Socks upon a termination of service (after giving effect to any accelerated vesting provisions described further below), will be subject to repurchase by us at the original purchase price ($0.0002958 per share). Under the stock restriction agreement, 100% of any unvested shares will automatically accelerate and vest upon (1) a termination of Mr. Socks’ service (including as a consultant) by us without cause or by him for good reason, (2) his death or disability, or (3) the refusal by us to enter into a consulting agreement with him in connection with his resignation as a director, subject to his continued service through the date of such event.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the two nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF TERRIE CURRAN AND MARK STENHOUSE, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since our inception in 2019. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal year ended December 31, 2022, by Ernst & Young LLP, our independent registered public accounting firm.

Year Ended December 31, 2022
Audit Fees (1)	$772,000
All Other Fees	—
Total	$772,000

(1)
Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, quarterly reviews of our financial statements, services related to proposed registered stock offerings, consents and review of documents filed with the SEC, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2022. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of Ernst & Young LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 3:

Approval of Amendment to our Amended and Restated Certification of Incorporation to Limit the Liability of Certain Officers of the COMPANY

Background

The State of Delaware, which is Phathom’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section102(b)(7) of the Delaware General Corporation Law (“DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The Board of Directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from serving corporations. In the absence of such protection, qualified and officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the Board of Directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of Phathom officers that would be impacted, and the benefits the Board of Directors believes would accrue to Phathom by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce future litigation costs associated with frivolous lawsuits.

The Board of Directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of Phathom and our stockholders to amend the current exculpation and liability provisions in Article SEVENTH of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Certificate of Incorporation as the “Charter Amendment” in this proxy statement.

Text of Proposed Charter Amendment

Our Certificate of Incorporation currently provides for the exculpation of directors but does not include a provision that allows for the exculpation of officers. To ensure Phathom is able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend Article SEVENTH of our Certificate of Incorporation so that it would state in its entirety as follows:

SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director of officer, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer, respectively, of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

Reasons for the Proposed Charter Amendment

The Board of Directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of Phathom.

For the reasons stated above, on February 24, 2023, the Board of Directors determined that the proposed Charter Amendment is advisable and in the best interest of the Company and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. The Board of Directors believes the proposed Charter Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Required Vote; Timing and Effect of the Charter Amendment; Recommendation of the Board

To be approved, this proposal requires the affirmative vote of a majority of the shares entitled to vote. Abstentions and broker non-votes will have the same effect as votes “Against” this proposal. If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the replacement of the existing Article SEVENTH by the proposed Article SEVENTH, the remainder of our Amended and Restated Certificate of Incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, our Amended and Restated Certificate of Incorporation will remain unchanged. In accordance with the DGCL, the Board of Directors may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 30, 2023, by:

•
each of our named executive officers;
•
each of our directors;
•
all directors and executive officers as a group; and
•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 43,602,984 shares of common stock outstanding on March 30, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 30, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Frazier Life Sciences IX, L.P. (1)	8,407,153	19.3%
Takeda Pharmaceutical Company Limited (2)	7,459,286	17.1%
The Carlyle Group Inc. (3)	2,935,106	6.7%
Medicxi Growth I LP (4)	2,484,274	5.7%
Invesco Ltd. (5)	2,207,649	5.1%
Named Executive Officers and Directors
David Socks (6)	1,235,089	2.8%
Michael F. Cola (7)	80,860	*
Terrie Curran (8)	1,059,677	2.4%
Molly Henderson (9)	29,128	*
Frank Karbe (10)	9,999	*
Heidi Kunz (11)	80,860	*
Azmi Nabulsi, M.D., M.P.H. (12)	793,622	1.8%
Asit Parikh, M.D., Ph.D. (13)	35,000	*
Mark Stenhouse (14)	47,500	*
James Topper, M.D., Ph.D. (15)	8,433,661	19.3%
All current directors and executive officers as a group (10 persons) (16)	11,805,396	27.1%

* Less than 1%.

(1)
The amount shown and the following information are derived from Schedule 13D/A filed by Frazier Life Sciences IX, L.P., or FLS IX, on September 26, 2022. The shares are held directly by FLS IX. The general partner of FLS IX is FHMLS IX, L.P., and the general partner of FHMLS IX, L.P. is FHMLS IX, L.L.C. James Topper, M.D., Ph.D., and Patrick Heron are the sole managing members of FHMLS IX, L.L.C. and share voting and investment power of the securities held by FLS IX. Dr. Topper and Mr. Heron disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address for FLS IX is 601 Union Street, Suite 3200, Seattle, WA 98101.

(2)
The amount shown and the following information are derived from the Form 4 filed by Takeda Pharmaceutical Company Limited, or Takeda, on March 16, 2022. The address for Takeda Pharmaceutical Company Limited is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668, Japan.
(3)
The amount shown and the following information are derived from the Schedule 13G filed by The Carlyle Group Inc. and certain of its affiliates on March 9, 2023. Includes 1,500,000 shares of Common Stock held of record by Abingworth Bioventures 8 LP and 1,435,106 shares of Common Stock held of record by Abingworth Bioventures VII LP. The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the managing member of Carlyle Investment Management L.L.C., which is the sole member of Carlyle Genesis UK LLC, which is the principal member of Abingworth LLP. Each of Abingworth Bioventures 8 LP and Abingworth Bioventures VII LP has delegated to Abingworth LLP all investment and dispositive power over the securities held of record by them. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Abingworth Bioventures 8 LP and Abingworth Bioventures VII LP, but each disclaims beneficial ownership of such securities. The principal business address of each of Abingworth LLP, Abingworth Bioventures 8 LP and Abingworth Bioventures VII LP is 38 Jermyn Street, London, SW1Y 6DN, England, United Kingdom. The principal business address of each of the other entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, DC 20004-2505.
(4)
The amount shown and the following information are derived from Schedule 13G/A filed by Medicxi Growth I LP, or Growth 1, and certain affiliated entities, on January 31, 2023. According to the Schedule 13G, these shares consist of (i) 2,426,630 shares of common stock directly held by Growth 1, and (ii) 57,644 shares of common stock directly held by Medicxi Growth Co-Invest I LP, or Growth Co-Invest. Medicxi Growth I GP Limited, or Growth I GP, is the general partner of Growth I and Growth Co-Invest I and may be deemed to beneficially own the Growth I shares and the Growth Co-Invest shares. Medicxi Ventures Management (Jersey) Limited, or the Medicxi Manager, has been appointed by Growth I GP as manager of Growth I and Growth Co-Invest I and may be deemed to beneficially own the Growth I shares and the Growth Co-Invest shares. The address of Growth I, Growth I GP, Growth Co-Invest I and Medicxi Manager is Nick McHardy c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG.
(5)
The amount shown and the following information are derived from Schedule 13G/A filed by Invesco Ltd., or Invesco, on February 2, 2023. Invesco in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own 2,207,649 shares of common stock which are held of record by clients of Invesco Ltd.; however, no one individual has greater than 5% economic ownership. The shareholders of Invesco Ltd. have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of securities held by Invesco Ltd. The address of Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309.
(6)
Consists of 410 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, 23,333 shares of common stock issuable to Mr. Socks upon the exercise of options that are exercisable within 60 days following March 30, 2023, and 1,211,346 shares of common stock held by the David A. Socks 2013 Revocable Trust. David Socks is a trustee of the David A. Socks 2013 Revocable Trust and in such capacity has the sole power to vote and dispose of such shares. Fractional shares rounded to nearest whole share.
(7)
Includes 80,860 shares of common stock issuable to Mr. Cola upon the exercise of options that are exercisable within 60 days following March 30, 2023.
(8)
Consists of 4,264 shares of common stock acquired through our Employee Stock Purchase Plan, 2,236 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, and 1,053,177 shares of common stock issuable to Ms. Curran upon the exercise of options that are exercisable within 60 days following March 30, 2023. Fractional shares rounded to nearest whole share.
(9)
Consists of 1,706 shares of common stock acquired through our Employee Stock Purchase Plan, 339 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, and 27,083 shares of common stock issuable to Ms. Henderson upon the exercise of options that are exercisable within 60 days following March 30, 2023. Fractional shares rounded to nearest whole share.
(10)
Consists of 9,999 shares of common stock issuable to Mr. Karbe upon the exercise of options that are exercisable within 60 days following March 30, 2023.
(11)
Consists of 80,860 shares of common stock issuable to Ms. Kunz upon the exercise of options that are exercisable within 60 days following March 30, 2023.
(12)
Consists of 5,567 shares of common stock acquired through our Employee Stock Purchase Plan, 2,355 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, 169,583 shares of common stock issuable to Dr. Nabulsi upon the exercise of options that are exercisable within 60 days following March 30, 2023 and 785,700 shares of common stock held by the Azmi A. Nabulsi Living Trust. Azmi Nabulsi is a trustee of the Azmi A. Nabulsi Living Trust and in such capacity has the sole power to vote and dispose of such shares. Fractional shares rounded to nearest whole share.
(13)
Consists of 35,000 shares of common stock issuable to Dr. Parikh upon the exercise of options that are exercisable within 60 days following March 30, 2023.

(14)
Consists of 47,500 shares of common stock issuable to Mr. Stenhouse upon the exercise of options that are exercisable within 60 days following March 30, 2023
(15)
Consists of 10,000 shares of common stock issuable to Dr. Topper upon the exercise of options that are exercisable within 60 days following March 30, 2023, 12,596 shares held directly by Dr. Topper, and 3,912 shares held of record by Topper Group III LLC. Dr. Topper is a manager of Topper Group III LLC and has voting and investment power of the securities held by Topper Group III LLC.
(16)
Consists of the shares held by the executive officers and directors described in footnotes 6 through 15 above.

EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of April 13, 2023.

Name	Age	Position
Executive Officers
Terrie Curran	54	President, Chief Executive Officer and Director
Azmi Nabulsi, M.D., M.P.H.	63	Chief Operating Officer
Molly Henderson	52	Chief Financial and Business Officer

Executive Officers

The biography of Terrie Curran can be found under “Proposal 1—Election of Directors.”

Azmi Nabulsi, M.D., M.P.H. is our co-founder and has served as our Chief Operating Officer since March 2019. Dr. Nabulsi has been an entrepreneur-in-residence at Frazier since October 2018. Also, since March 2020, Dr. Nabulsi has served as a director of ReAlta Life Sciences, an early stage biotechnology company, and since January 2019, Dr. Nabulsi has served as a business and clinical advisor to Saama Technologies, Inc., a clinical data and analytics company. Previously, through October 2018, Dr. Nabulsi spent fourteen years at Takeda. Dr. Nabulsi held a number of leadership positions at Takeda, most recently as the Deputy Chief Medical & Scientific Officer and Head of Global Development from 2014 until October 2018. In his roles at Takeda, Dr. Nabulsi oversaw global drug development for both early and late stage product candidates and led global medical, analytic and operational functions responsible for bringing new medicines in multiple therapeutic areas to many markets. Prior to joining Takeda, Dr. Nabulsi held numerous positions at Abbott Laboratories, including Head of Immunology and Oncology Ventures from 1998 to 2002. Dr. Nabulsi has an M.D. from Ain-Shams University in Cairo and a M.P.H. from the University of Minnesota.

Molly Henderson has served as our Chief Financial and Business Officer since April 2022. Prior to joining the Company, Ms. Henderson served as Chief Financial Officer of Urogen Pharma Ltd., a publicly-held, commercial stage biotechnology company focused on development and commercialization oncology products, from October 2020 to March 2022. Prior to joining Urogen, Ms. Henderson served as Executive Vice President, Corporate Secretary and Chief Financial Officer of Advaxis, Inc., a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, from June 2018 to September 2020. Prior to Advaxis, Ms. Henderson was a freelance consultant, as well as the Chairman and partial owner of WUJU Foods, LLC, a consumer products company, from August 2016 to June 2018. Prior to that, Ms. Henderson was Chief Financial Officer at Iovance Biotherapeutics, Inc. (formerly Lion Biotechnologies, Inc.) from June 2015 to August 2016. Ms. Henderson also served as the Chief Business and Financial Officer, Senior Vice President of VirtualScopics, Inc., a public company provider of imaging solutions to the pharmaceutical, biotechnology, and medical device industries, from May 2008 to August 2013, and as that company’s Chief Financial Officer from May 2003 to May 2008. Earlier in her career, Ms. Henderson served as the Corporate Controller of Ultralife, Inc., a publicly-held provider of high performance lithium battery solutions. Prior to Ultralife, Ms. Henderson was a Manager in the audit division of PricewaterhouseCoopers LLP. Ms. Henderson received her M.B.A. and M.S. degrees from the State University of New York at Buffalo.

Executive Compensation and Other Information

Overview

This section discusses the material components of the executive compensation program for the individuals listed in the “Summary compensation table” below. For 2022, our “named executive officers” are Terrie Curran, our President and Chief Executive Officer, Azmi Nabulsi, M.D., M.P.H., our Chief Operating Officer, and Molly Henderson, our Chief Financial and Business Officer.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by, or paid to our named executive officers for services rendered during the years ended December 31, 2022 and December 31, 2021.

Name and Principal Position (as of December 31, 2022)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Terrie Curran	2022	650,000	—	—	3,932,145	442,358	15,375	5,039,878
President and Chief Executive Officer	2021	567,500	—	—	5,294,273	396,257	14,625	6,272,655

Azmi Nabulsi, M.D., M.P.H.	2022	525,000	—	—	1,947,240	274,838	15,375	2,762,453
Chief Operating Officer	2021	491,250	—	—	3,529,515	285,846	14,625	4,321,236

Molly Henderson(4)	2022	356,615	75,000(5)	—	1,977,270	226,152	13,500	2,648,537
Chief Accounting Officer

(1)
The amounts are valued based on the aggregate grant date fair value of the stock and option awards granted in the applicable year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See Note 7 to our financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2021, filed with the SEC on February 28, 2023, for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). With respect to the restricted stock units (“RSUs”) granted to our named executive officers in 2022 and the performance-based stock units (“PSUs”) granted to Ms. Curran and Dr. Nabulsi in 2021, the grant date fair value was determined by multiplying the closing price per share of our common stock on the date of grant by the number of RSUs or PSUs awarded. Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer's continued employment or service.
(2)
This column reflects the annual bonuses paid to our named executive officers for 2021 and 2022.
(3)
Includes the value of matching contributions to the 401(k) Plan, which were made in the form of fully vested shares of our common stock.
(4)
Salary column for Ms. Henderson reflects a prorated portion of her 2022 annual salary of $480,000 based on her start date of April 5, 2022.
(5)
Represents a sign-on bonus paid to Ms. Henderson in connection with her commencement of employment.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary

The compensation of our named executive officers is generally determined and approved at the time of their commencement of employment by our board of directors or the compensation committee. Additionally, our board of directors or the compensation committee periodically reviews our named executive officers’ base salaries annually and may make adjustments based on its review.

In May 2022, our Board of Directors approved merit salary increases, effective as of March 1, 2022, for each of our named executive officers as follows:

Executive	2021 Base Salary ($)	2022 Base Salary ($)
Terrie Curran	600,000	660,000
Azmi Nabulsi	500,000	530,000
Molly Henderson	—	480,000(1)

(1)
Ms. Henderson joined as our Chief Financial and Business Officer effective April 5, 2022.

Bonus Compensation

Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.

Bonus target amounts are set based on the executive’s total salary for the bonus year and are generally paid in the first quarter of the following year. The target levels for executive bonuses for 2022 were as follows: 65% of base salary for Ms. Curran, 50% of base salary for Dr. Nabulsi, and 45% of base salary for Ms. Henderson.

For 2022, the board of directors (considering the recommendations of the compensation committee and management) set corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each were set by the board of directors after considering management input and our overall strategic objectives. These goals generally related to factors such as financial targets, achievement of product development, manufacturing, and regulatory milestones, and achievement of commercial readiness objectives. The board of directors, upon recommendation of the compensation committee, determined the level of achievement of the corporate goals for the year.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee. For 2022, corporate objectives fell into the following three categories: regulatory, clinical and manufacturing developments (40%); commercial and launch readiness (40%), and financial goals (20%).

In evaluating management’s performance against our 2022 corporate goals, our compensation committee determined to award a corporate achievement level of 104.7% (out of a potential maximum score of 150%) relative to those goals, noting our achievements in securing our first product approvals, filing a new drug application for vonoprazan for the treatment of erosive gastroesophageal reflux disease (erosive GERD), execution and receipt of positive topline data from the primary endpoint of our Phase 3 trial studying vonoprazan as a treatment for non-erosive GERD, closing a revenue interest financing agreement providing up to $300 million in potential financing, and making substantial progress towards resolving the unanticipated nitrosamine impurity issue including, without limitation, completing root cause investigations and implementing mitigation measures to reduce and/or inhibit nitrosamine growth in vonoprazan drug product.

Both qualitative and quantitative guidelines were established for purposes of evaluating performance relative to the corporate objectives during 2022. These performance objectives were used as a guide by the compensation committee in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our board of directors or the compensation committee approves equity grants. We grant equity awards under our 2019 Incentive Award Plan, or 2019 Plan.

In January 2022, Ms. Curran and Dr. Nabulsi were each awarded an annual grant of stock options and RSUs under our 2019 Plan of 206,250 and 97,500 stock options, and 41,250 and 19,500 RSUs, respectively. These stock options have a ten-year term and an exercise price of $15.21 per share, the closing price of our common stock on the date of grant. These options will vest over a four-year period, with 25% of the stock options vesting on the first anniversary of the grant date and the remaining stock options vesting in 36 equal monthly installments thereafter, subject to each of their continued employment or service on each vesting date. The RSUs will vest over a three-year period with one third of the total number of RSUs granted vesting on each of the first three anniversaries of the grant.

Effective April 5, 2022, we appointed Ms. Henderson as our Chief Financial and Business Officer. In connection with this appointment, we granted her stock options to purchase 100,000 shares of our common stock under our 2019 Plan and 20,000 RSUs under the 2019 Plan. The stock options have a ten-year and an exercise price of $15.08 per share, the closing price of our common stock on the date of grant. Ms. Henderson’s options will vest over a four-year period, with 25% of the stock options vesting on the first anniversary of her commencement of employment with us and the remaining stock options vesting in 36 equal monthly installments thereafter, subject to her continued employment or service on each vesting date. These RSUs will vest over a three-year period with one third of the total number of RSUs granted vesting on each of the first three anniversaries of the grant.

In addition, Ms. Curran, Dr. Nabulsi and Ms. Henderson were each awarded additional grants of 12,000 RSUs under our 2019 Plan in May 2022 and 7,500 RSUs in September 2022. The RSUs granted in May 2022 will vest over an eighteen-month period with one third of the total number of RSUs granted vesting on each of November 19, 2022, May 19, 2023 and November 19, 2023. The RSUs granted in September 2022 will vest over a nine-month period with 50% of the total number of RSUs granted vesting on each of March 1, 2023 and June 1, 2023.

For a description of the accelerated vesting applicable to our named executive officers’ stock awards, see “Employment Letters with Our Named Executive Officers” and “Other Elements of Compensation--Change in Control Benefits” below.

Employment Letters with our Named Executive Officers

We have entered into employment letters with each of our named executive officers, as described below. Each of our named executive officers’ employment is “at will” and may be terminated at any time, subject to our contractual obligations to them as described below.

Employment Letter with Terrie Curran

The employment letter for Ms. Curran provides for her annual base salary and target bonus. Additionally, under the employment letter, Ms. Curran is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Ms. Curran’s employment terminates, she will be entitled to receive amounts previously earned during her term of employment, including unpaid salary and accrued but unused vacation. In addition, Ms. Curran will be entitled to certain severance benefits under her employment letter, subject to her execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us.

Ms. Curran’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Ms. Curran will be entitled to: (1) continuation of her base salary for 12 months (such applicable period, the “severance period”), (2) a lump sum equal to her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end the severance period, (b) expiration of her eligibility under for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period (other than the PSUs).

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or any time on or after a change in control (such period, the “change in control period”), Ms. Curran will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 12 months to 18 months, (2) Ms. Curran will be entitled to a lump sum payment equal to 1.5 times her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date her release of claims becomes effective or the date of the change in control.

For purposes of Ms. Curran’s employment letter:

•

“cause” means (1) her commission of an act of fraud, embezzlement or dishonesty, or the commission of some other illegal act, that has a demonstrable adverse impact on us or any successor or affiliate thereof; (2) her conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (3) any intentional, unauthorized use or disclosure by her of the confidential information or trade secrets of the company or any successor or affiliate thereof; (4) her gross negligence, insubordination or material violation of any duty of loyalty to us or any successor or affiliate thereof, or any other demonstrable material misconduct on her part; (5) her ongoing and repeated failure or refusal to perform or neglect of her duties as required by the employment letter or her ongoing and repeated failure or refusal to comply with the instructions given to her by the board of directors, which failure, refusal or neglect continues for 15 days following her receipt of written notice from the board of directors stating with specificity the nature of such failure, refusal or neglect; or (6) her willful, material breach of any material company policy or any material provision of the employment letter or her proprietary information and inventions assignment agreement.

•	“change in control” has the same meaning given to such term in our Pre-IPO Plan; and

•

“good reason” means any of the following without her written consent: (1) a material diminution in her authority, duties or responsibilities; (2) a material diminution in her base compensation (and any diminution of 10% or more shall be considered material for this purpose, regardless of whether such diminution occurs due to a single reduction or a series of reductions in her base compensation), unless such a reduction is imposed across-the-board to senior management; (3) a material change in the geographic location at which she must perform her duties; or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of its obligations to her under the employment letter.

Employment Letter with Dr. Nabulsi

The employment letter for Dr. Nabulsi provides for his annual base salary and target bonus. Pursuant to his employment letter, Dr. Nabulsi will work for our company on a full-time basis. Additionally, under his employment letter, Dr. Nabulsi is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Dr. Nabulsi’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Dr. Nabulsi will be entitled to certain severance benefits under his employment letter, subject to his execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us.

Dr. Nabulsi’s amended and restated employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Dr. Nabulsi will be entitled to: (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to his prorated target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for him and his eligible dependents until the earliest of (a) the end the severance period, (b) expiration of his eligibility under for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period (other than the PSUs).

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or the 24 months following a change in control (such period, the “change in control period”), Dr. Nabulsi will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) Dr. Nabulsi will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date his release of claims becomes effective or the date of the change in control.

For purposes of Dr. Nabulsi’s amended and restated offer letter, “cause”, “change in control” and “good reason” have the same definitions as set forth in Ms. Curran’s employment letter described above.

Employment Letter with Ms. Henderson

The employment letter for Ms. Henderson provides for her annual base salary and target bonus. Her annual bonus for 2022 was not pro-rated. Additionally, under the employment letter, Ms. Henderson is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies. In connection with her commencement of employment, Ms. Henderson received a sign-on bonus in the amount of $75,000, which amount is subject to repayment if Ms. Henderson’s employment is terminated for cause or by her without good reason, which repayment obligation will be forgiven in two installments on each of the first and second anniversaries of her start date.

Regardless of the manner in which Ms. Henderson’s employment terminates, she will be entitled to receive amounts previously earned during her term of employment, including unpaid salary and accrued but unused vacation. In addition, Ms. Henderson will be entitled to certain severance benefits under her employment letter, subject to her execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us.

Ms. Henderson’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Ms. Henderson will be entitled to: (1) continuation of her base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to her prorated target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end the severance period, (b) expiration of her eligibility under for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period (other than PSUs).

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or twenty-four months after a change in control (such period, the “change in control period”), Ms. Henderson will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) Ms. Henderson will be entitled to a lump sum payment equal to her target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date her release of claims becomes effective or the date of the change in control.

For purposes of Ms. Henderson’s employment letter, “cause”, “change in control” and “good reason” have the same definitions as set forth in Ms. Curran’s employment letter described above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remained outstanding as of December 31, 2022.

		Option Awards (1)				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Number of Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Number of Shares or Units of Stock That Have Not Vested($)(2)
Terrie Curran	8/29/2019	638,887	216,800	6.95	8/27/2029	—		—	—	—
	7/1/2020	105,729	69,271	32.20	6/30/2030	—		—	15,000	168,300
	1/28/2021	107,812	117,188	39.11	1/27/2031	—		—	—	—
	1/19/2022	—	206,250	15.21	1/18/2032	41,250	(4)	462,825	—	—
	5/19/2022	—	—	—	—	8,000	(5)	89,760	—	—
	9/1/2022	—	—	—	—	7,500	(6)	84,150	—	—
Azmi Nabulsi, M.D., M.P.H.	7/1/2020	42,291	27,709	32.20	6/30/2030	54,200	(7)	608,124	10,000	112,200
	1/28/2021	—	150,000	39.11	1/27/2031	—		—	—	—
	1/19/2022	—	—	—	—	19,500	(4)	218,790	—	—
	5/19/2022	—	24,250	39.11	1/27/2031	8,000	(5)	89,760	—	—
	9/1/2022	—	—	—	—	7,500	(6)	84,150	—	—
Molly Henderson	4/5/2022	—	100,000	15.08	4/4/2032	20,000	(4)	224,400	—	—
	5/19/2022	—	—	—	—	8,000	(5)	89,760	—	—
	9/1/2022	—	—	—	—	7,500	(6)	84,150	—	—

(1)
The stock options vest over a period of four years from the date of grant, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter, subject to the executive's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. The stock options will be subject to accelerated vesting pursuant to the employment letters with our named executive officers and the equity plans pursuant to which such stock options were granted, as described elsewhere in this “Executive Compensation and Other Information” and “Other Elements of Compensation--Termination and Change in Control Benefits” sections.
(2)
The market value was computed using $11.22 per share, which is the closing price per share of our common stock on December 30, 2022, the last trading day of 2022.
(3)
Represents PSUs that vest upon the approval by FDA of vonoprazan for H. pylori and then, or concurrent with, erosive esophagitis, subject to executive’s continued employment or service through such event. The PSUs will vest in full upon a change in control as defined in the 2019 Plan. Each PSU represents the right to receive one share of our common stock upon vesting of the underlying PSU.
(4)
Represents RSUs that vest in three equal installments on each of the first three anniversaries of the grant date, subject to executive’s continued employment or service on the applicable vesting date. Each RSU represents a contingent right to receive one share of our common stock upon vesting of the underlying RSU.
(5)
Represents RSUs that vest in three equal installments on each of November 19, 2022, May 19, 2023 and November 19, 2023, subject to executive’s continued employment or service on each applicable vesting date. Each RSU represents a contingent right to receive one share of our common stock upon vesting of the underlying RSU.
(6)
Represents RSUs that vest in two equal installments on each of March 1, 2023 and June 1, 2023, subject to executive’s continued employment or service on each applicable vesting date. Each RSU represents a contingent right to receive one share of our common stock upon vesting of the underlying RSU.
(7)
On March 13, 2019, we issued and sold shares of restricted stock to Dr. Nabulsi for a per share purchase price of $0.0002958. These shares vest over a period of four years from the date of grant, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter, subject to the executive's continuous service through each vesting date. Under the restricted stock agreement with Dr. Nabulsi, 100% of any unvested shares will automatically accelerate and vest upon Dr. Nabulsi’s termination by us without cause or by the executive for good reason following a change in control. In addition, in the event of Dr. Nabulsi’s termination by us without cause or by Dr. Nabulsi for good reason prior to a change in control, such number of shares will accelerate and vest upon such termination as would have vested during the 12 month period following the date of termination.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability, accidental death and dismemberment insurance plans, and 401(k) plan, in each case on generally the same basis as all of our other employees. We also pay a portion of the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. Our board of directors may elect to adopt additional benefit plans, qualified or non-qualified, in the future if it determines that doing so is in our best interests.

We generally do not provide other perquisites or personal benefits to our named executive officers.

401(k) Plan

We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, which our US-based named executive officers are eligible to participate in on the same basis as our other employees. The 401(k) plan allows us to make discretionary matching contributions. In July 2022, our board of directors approved a discretionary match for the first half of 2022, which was equal to 75% of each employee’s contribution from January 1, 2022 through June 30, 2022, up to the IRS maximum contribution amount of $20,500. In January 2023, our board of directors approved a discretionary match for the second half of 2021, which was equal to 75% of each employee’s annual contribution, up to the IRS maximum contribution amount of $20,500, less the matching contribution made for the first half of 2022. Each 2022 match under our 401(k) plan was made in the form of fully vested shares of our common stock.

Termination and Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with certain qualifying terminations and/or a change in control of our company. The employment letters with Ms. Curran, Dr. Nabulsi and Ms. Henderson entitle them to certain accelerated vesting of equity awards, as well as certain other benefits, upon a qualifying termination and/or in connection with a change in control of our company. For additional discussion, please see “Employment Letters with Our Named Executive Officers” above. The restricted stock held by Dr. Nabulsi will also vest in full or in part upon a qualifying termination and/or in connection with a change in control of our company, as further described in footnote (7) to the “Outstanding Equity Awards at Fiscal Year End” table above. In addition, the PSUs granted to Ms. Curran and Dr. Nabulsi will vest in full upon a change in control as defined in the 2019 Plan.

In the event of a change in control where the acquirer does not assume awards granted our equity plans, awards issued under these plans shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, and which may be subject to such terms and conditions as apply generally to holders of common stock under the change in control documents.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2022.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders:
2019 Equity Incentive Plan	1,261,920	$8.72	—
2019 Incentive Award Plan	5,614,317	$25.32	957,885
2019 Employee Stock Purchase Plan	—	—	752,938	(1)
Total equity compensation plans approved by security holders	6,876,237	$22.28	1,710,823
Equity compensation plans not approved by security holders	—	—	—

(1)
With respect to the 2019 Employee Stock Purchase Plan, includes 752,938 shares available for issuance under such plan as of December 31, 2022 (of which all 752,938 shares were eligible for issuance pursuant to the offering period in effect on such date)

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2022, were timely filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2021 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Takeda Agreements

License Agreement and Clinical Manufacturing and Supply Agreement

On May 7, 2019, we and Takeda, one of our 5% stockholders, entered into a license agreement, or the Takeda License, and a clinical manufacturing and supply agreement. Pursuant to the Takeda License, Takeda granted us an exclusive, sublicensable (with Takeda’s reasonable consent) license under certain patents and know how relating to vonoprazan and owned or controlled by Takeda during the term of the Takeda License to commercialize vonoprazan products using specified formulations for all human therapeutic uses in the United States, Europe and Canada, and a non-exclusive license under such patents and know how to develop and manufacture such vonoprazan products anywhere in the world (subject to Takeda’s consent as to each country) for the purposes of commercializing the vonoprazan products in the United States, Europe and Canada. We granted Takeda a non-exclusive, royalty-free, sublicensable license under our rights in any patents and know-how that are necessary or useful to enable Takeda to develop and manufacture vonoprazan products anywhere in the world for the purposes of commercialization outside United States, Europe and Canada. We also granted Takeda an exclusive, royalty-free license under our rights in certain patents and know-how owned or controlled by us and necessary for the exploitation of vonoprazan products, in each case for Takeda to commercialize any vonoprazan product outside of the United States, Canada, and Europe and for purposes other than human therapeutic use.

During the term of the Takeda License, we and our affiliates are not permitted to commercialize any pharmaceutical product, other than vonoprazan, that treats acid-related disorders, except for certain generic and OTC competing products in specified circumstances. We will be responsible, at our cost, for the development, manufacture and commercialization of the vonoprazan products. We are required to use commercially reasonable efforts to develop and commercialize the vonoprazan products in our licensed territory.

Under the Takeda License, Takeda has the sole right and authority, with our input, to prepare, file, prosecute, and maintain all Takeda and joint patents on a worldwide basis at its own cost. We are responsible, at our cost, for preparing, filing, prosecuting, and maintaining patents on inventions made solely by us in connection with vonoprazan, subject to input from Takeda. We have the first right to enforce the licensed patent rights with respect to certain infringing products in the United States, Europe and Canada.

We paid Takeda upfront consideration consisting of a cash payment of $25.0 million, 1,084,000 shares of common stock and a warrant to purchase 7,588,000 shares of common stock, or the Takeda Warrant. We agreed to make milestone payments to Takeda upon achieving certain tiered aggregate annual net sales of licensed products in the United States, Europe and Canada up a total maximum milestone amount of $250.0 million. We also agreed to make tiered royalty payments in the low double digits to the mid-teens on net sales of licensed products, subject to specified offsets and reductions. Royalties will be payable, on a product-by-product and country-by-country basis from the first commercial sale of such product in such country, until the latest of expiration of the licensed patents covering the applicable product, expiration of regulatory exclusivity in such country, or 15 years following first commercial sale in such country.

The Takeda License will continue until the expiration of the obligation to pay royalties in all countries and on all products. We may terminate the Takeda License in its entirety without cause upon six months’ prior written notice. We and Takeda may terminate the Takeda License in the case of the other party’s insolvency, or upon prior written notice within a specified time period for the other party’s material uncured breach. Takeda may terminate the Takeda License in its entirety if we challenge the licensed patents, or if we assist any third party in challenging such patents.

In connection with the Takeda License, we entered into a clinical manufacturing and supply agreement with Takeda whereby Takeda provided certain quantities of vonoprazan.

In connection with the Takeda License, we also (i) entered into a Stock Issuance Agreement with Takeda, pursuant to which we issued Takeda 1,084,000 shares of our common stock, (ii) issued a warrant, or the Takeda Warrant, to purchase 7,588,000 shares of common stock at an exercise price of $0.00004613 per share and (iii) granted to Takeda a right, or the Takeda Warrant Right, to receive an additional common stock warrant upon the closing of this offering if Takeda’s fully-diluted ownership represents less than a specified percentage of our fully-diluted capitalization, including shares issuable upon conversion of outstanding convertible promissory notes, calculated immediately prior to the closing of our initial public offering, each as partial consideration under the Takeda License. The Takeda Warrant would have expired ten years from its date of issuance, subject to its earlier termination upon the completion of certain mergers, acquisitions and similar transactions. The Takeda Warrant Right expired upon the closing of our initial public offering in October 2019.

Commercial Supply Agreement

On May 5, 2020, the Company entered into a Commercial Supply Agreement (the “Commercial Supply Agreement”) with Takeda, pursuant to which Takeda will supply commercial quantities of vonoprazan bulk drug product. Pursuant to the Commercial Supply Agreement, Takeda has agreed to supply the Company with, and the Company has agreed to purchase from Takeda, certain quantities of vonoprazan bulk drug product according to approved specifications at a fixed price per batch of bulk drug product in order to commercialize vonoprazan in accordance with the Takeda License. Unless terminated earlier, the term of the Commercial Supply Agreement extends for a period of two years from the date the Company places an order for bulk drug product for the first commercial launch of vonoprazan in any jurisdiction in the licensed territory, provided that this two-year period will expire no later than December 31, 2023. The Commercial Supply Agreement will terminate immediately upon the termination of the Takeda License in accordance with its terms.

Temporary Services Agreement

In connection with the Takeda License, the Company entered into a temporary services agreement (the “Temporary Services Agreement”) with Takeda on November 24, 2020. Pursuant to the Temporary Services Agreement, Takeda agreed to provide or procure the provision of services related to the ongoing clinical development of vonoprazan.

The Temporary Services Agreement will terminate immediately upon termination of the Takeda License in accordance with its terms.

As of December 31, 2022 and December 31, 2021, the Company had $1.4 million and $0.9 million, respectively, in outstanding accounts payable and accrued expenses related to these agreements. For the years ended December 31, 2022 and 2021, the Company incurred $1.4 million and $1.8 million, respectively, of expenses related to these agreements. The Company has no remaining minimum purchase obligation related to these agreements.

PCI Pharma Services

Frazier is a principal stockholder in PCI Pharma Services (“PCI”). In the third quarter of 2019, the Company engaged PCI for clinical manufacturing services. As of December 31, 2022 and 2021, the Company had $1.1 million and $1.7 million, respectively, in outstanding accounts payable and accrued expenses related to these manufacturing services. For the years ended December 31, 2022 and 2021, the Company incurred $0.7 million and $3.2 million, respectively, of expenses related to services performed by PCI.

Shared Operating Expenses

FLS IX is a principal stockholder of the Company and as of September 22, 2022, was represented on our board of directors.

For the years ended December 31, 2021, we conducted a portion of our operations within office space controlled by FLS IX and FLS IX allocated a percentage of the costs associated with this office to us. In addition, FLS IX paid for various goods and services, such as employee wages, insurance and expense reimbursements and various administrative services associated with our operations and charged us for those expenses. No such expenses were incurred for the year ended December 31, 2022. As of December 31, 2022 and 2021, the Company had no

outstanding accounts payable and accrued expenses due to Frazier related to these shared operating expenses. For the years ended December 31, 2022 and 2021, the Company incurred no and $18,000, respectively, of shared operating expenses.

Participation in our Initial Public Offering

Upon the closing of our initial public offering in October 2019, (i) FLS IX and its affiliates purchased 1,052,631 shares of our common; (ii) RA Capital Management, LLC and its affiliates purchased 2,631,578 shares of common stock; (iii) Medicxi Growth I LP and its affiliates purchased 1,052,631 shares of our common stock; and (iv) Janus Henderson Group plc and its affiliates purchased 625,000 shares of our common stock, in each case, at the public offering price of $19.00 per share.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Letters

We have entered into employment letters with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table— Employment Letters with Our Named Executive Officers.”

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts. incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Executive Compensation and Other Information” and “Proposal 1—Director Compensation.”

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2024, including nominations of any person for election to our board of directors, must be received by us no later than December 15, 2023, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2023 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2023 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2024 annual meeting of stockholders, such a proposal must be received by us no earlier than January 26, 2024, and no later than February 25, 2024. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2024 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024, which is 60 days prior to the one-year anniversary of the date of the 2023 annual meeting. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 annual meeting of stockholders.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932, Attention: Corporate Secretary. The Company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.phathompharma.com in the “Investors & Media” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932 Attention: Corporate Secretary or by calling (877) 742-8466. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Phathom Pharmaceuticals, Inc. at the address above or by calling (877) 742-8466.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ Terrie Curran
Terrie Curran
President, Chief Executive Officer and Director

Florham Park, New Jersey

April 13, 2023

Phathom PHARMACEUTICALS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/24/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

Nominees	For	Withhold
1a. Terrie Curran	☐	☐
1b. Mark Stenhouse	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000599338_1 R1.0.0.6

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX]DateDateSCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 00000599338_1 R1.0.0.6PHATHOM PHARMACEUTICALS, INC. 100 CAMPUS DRIVE, SUITE 102FLORHAM PARK, NJ 07932 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/24/2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting- Go to www.virtualshareholdermeeting.com/PHAT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903Useanytouch-tone telephone totransmit your voting instructions. Voteby11:59P.M.ETon 05/24/2023. Haveyourproxycardinhandwhenyoucallandthenfollowtheinstructions. VOTE BY MAIL Mark,signanddate yourproxy cardandreturnitinthepostage-paidenvelopewehaveprovidedorreturnitto VoteProcessing,c/oBroadridge,51MercedesWay,Edgewood, NY 11717. The Board of Directors recommends you vote FOR each of the following director nominees: 1. To elect two class I directors to hold office until the 2026 Annual Meeting of Shareholders. NomineesForWithhold1a. Terrie Curran1b. Mark Stenhouse The Board of Directors recommends you vote FOR the following proposals: ForAgainstAbstain2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000599338_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com PHATHOM PHARMACEUTICALS, INC. Annual Meeting of Shareholders May 25, 2023 11:30 AM, EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Terrie Curran and Larry Miller, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PHATHOM PHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 AM EDT on May 25, 2023, via live webcast by visiting www.virtualshareholdermeeting.com/PHAT2023 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side